EXHIBIT 99.1

Contact: Maria Mitchell

Phone: 619-275-9350

WD-40 Company Reports First Quarter Earnings; on Track for Reaching Annual Goals

SAN DIEGO, January 8, 2004 /PRNewswire-FirstCall/ — WD-40 Company (Nasdaq: WDFC) today reported net sales for the quarter ended November 30, 2003 of $52.5 million, an increase of 2.3% over the first quarter last fiscal year.

Net income for the quarter was $4.4 million, or $0.26 per share, up 0.8% compared to the prior year’s quarter.

“We had a solid quarter and are well poised to meet our goals for the year,” said Garry O. Ridge, WD-40 Company president and chief executive officer.

Fiscal Year Guidance

In fiscal year 2004, which ends August 31, 2004, WD-40 Company expects an increase in net sales of 9.4% over fiscal 2003. By geographic segment, WD-40 Company expects sales increases in the Americas of 9.0%, increases in Europe of 12.0% and increases in Asia of 12.2%. By product line, WD-40 Company expects sales growth of 8.5% in lubricants, 11.5% in household products and 2.6% in hand cleaners. Investment in global advertising and promotional expenses for the year is expected to be in the range of 8-10% of net sales.

WD-40 Company expects net income to increase between 5% and 10% in 2004, achieving earnings per share of $1.80 to $1.90 for the year based on an estimated 16.9 million shares outstanding.

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As previously announced, the board of directors of WD-40 Company declared a regular quarterly dividend on December 16, 2003 of $.20 per share, payable January 31, 2004 to stockholders of record on January 8, 2004.

Total sales for the quarter were 75.6% from the Americas, 19.3% from Europe and 5.1% from Asia/Pacific.

In the Americas, sales for the quarter were down 0.7% from a year ago.

“We executed our plans in the Americas during the quarter. As discussed, Spot Shot is a major emphasis for the Company. In the first quarter, we executed the first phase of our Spot Shot media program and gained Spot Shot distribution in a major hardware retailer. “ Ridge said.

“In December, we also began shipment of the new 2000 Flushes clip-on product to several customers,” Ridge said. “In addition we have begun packaging innovation for several brands, launching our new WD-40 advertising campaign and have initiated the roll-out of our new WD-40 Big Blast, which marks the first major change in the WD-40 brand delivery system since we put the product in aerosol cans in 1958.”

In Europe, first quarter sales were up 22.3% from the comparable period last year.

“We had a very strong quarter in Europe and have added new distribution in Yugoslavia, Russia and Poland that should lead to continued growth,” Ridge said.

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In the Asia/Pacific region, total sales for the quarter were down 12.1% from last year.

“We had very strong sales in Australia that were offset by soft sales in the rest of the Asian market. We expect Asia to improve when several new distributors we put in place get up to speed early in 2004,” Ridge said. “We also began shipping our new WD-40 shaped cans in China to help combat counterfeiting of the brand, and launched the new No Vac product in a major grocery chain in Australia.”

Global sales of the lubricants WD-40® and 3-IN-ONE Oil® were up 6.4% for the quarter.

“We had strong performance from WD-40 and continue to reap the benefits of our 50th anniversary promotions,” Ridge said. “Our strategy with the launch of the 3-IN-ONE Oil Professional Line continues to meet our expectations as we position that brand to maintain our overall category strength.”

Sales of heavy-duty hand cleaners Lava® and Solvol® were down 27.2% for the quarter.

“While sales of Solvol in Australia remain strong, we are not happy with the performance of Lava and are developing a new vision for that brand,” Ridge said.

Sales of household products X-14®, Carpet Fresh®, 2000 Flushes® and Spot Shot® were down 0.3% compared to the previous year’s quarter.

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“Spot Shot continues to do well and we are benefiting from both the advertising program as well as the bonus can promotion we did during the quarter,” Ridge said,

“However, declines in X-14 and Carpet Fresh offset the growth from Spot Shot.”

WD-40 Company, with headquarters in San Diego, is a global consumer products company dedicated to building brand equities that are first or second choice in their respective categories. The company will leverage and build the brand fortress of WD-40 Company by developing and acquiring brands that deliver a unique high value to end users and that can be distributed across multiple trade channels in one or more areas of the world. WD-40 Company produces multi-purpose lubricants, WD-40(R), and 3-IN-ONE(R), the Lava(R) and Solvol(R) brands of heavy-duty hand cleaners, and household products 2000 Flushes(R), X-14(R), Carpet Fresh(R), and Spot Shot(R). WD-40 Company markets its products in more than 160 countries worldwide and recorded sales of $238.1 million in fiscal 2003. Additional information about WD-40 Company can be obtained online at www.wd40.com .

Except for the historical information contained herein, this news release contains forward-looking statements concerning WD-40 Company’s outlook for sales, earnings, dividends and other financial results. These statements are based on an assessment of a variety of factors, contingencies and uncertainties considered relevant by WD-40 Company. Forward-looking statements involve risks and uncertainties, which cause actual results to differ materially from the forward-looking statements, including impacts of promotional and advertising programs, impacts of new product introductions, changes in distributor relationships and the uncertainty of market conditions, both in the United States and internationally. The company’s expectations, beliefs and projections are expressed in good faith and are believed by the company to have a reasonable basis, but there can be no assurance that the company’s expectations, beliefs or projections will be achieved or accomplished.

The risks and uncertainties are detailed from time to time in reports filed by WD-40 Company with the SEC, including Forms 8-K, 10-Q, and 10-K, and readers are urged to carefully review these and other documents.

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WD-40 Company

Consolidated Condensed Statement of Income

(unaudited)

	Three Months Ended November 30, 2003	Three Months Ended November 30, 2002
Net sales	$52,540,000	$51,353,000
Cost of product sold	24,606,000	25,963,000

Gross profit	27,934,000	25,390,000

Operating expenses:
Selling, general & administrative	14,134,000	12,863,000
Advertising & sales promotions	5,441,000	4,331,000
Amortization	—	71,000

Income from operations	8,359,000	8,125,000

Other income (expense)
Interest expense, net of interest income of $109,000 and $22,000, respectively	(1,616,000)	(1,719,000)
Other income, net	(91,000)	45,000

Income before income taxes	6,652,000	6,451,000
Provision for income taxes	2,262,000	2,097,000

Net Income	$4,390,000	$4,354,000

Earnings per common share:
Basic	$0.26	$0.26

Diluted	$0.26	$0.26

Basic common equivalent shares	16,825,467	16,516,366

Diluted common equivalent shares	17,073,910	16,744,219

Dividends declared per share	$0.20	$0.20

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WD-40 Company

Consolidated Condensed Balance Sheet

Assets

	(unaudited)
	November 30, 2003	August 31, 2003
Current assets:
Cash and cash equivalents	$50,576,000	$41,971,000
Trade accounts receivable, less allowance for cash discounts, returns and doubtful accounts of $1,717,000 and $1,768,000	33,470,000	41,925,000
Product held at contract packagers	1,294,000	1,704,000
Inventories	5,140,000	4,709,000
Current deferred tax assets	2,393,000	2,387,000
Other current assets	3,724,000	2,565,000

Total current assets	96,597,000	95,261,000
Property, plant, and equipment, net	7,043,000	6,523,000
Goodwill	92,350,000	92,267,000
Other intangibles	35,700,000	35,700,000
Long term deferred tax assets, net	—	642,000
Other assets	6,266,000	6,265,000

	$237,956,000	$236,658,000

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$10,000,000	$10,000,000
Accounts payable	12,929,000	14,772,000
Accrued liabilities	11,224,000	11,999,000
Accrued payroll and related expenses	3,236,000	5,122,000
Income taxes payable	176,000	2,780,000

Total current liabilities	37,565,000	44,673,000

Long-term debt	85,000,000	85,000,000
Deferred employee benefits and other long-term liabilities	1,823,000	1,781,000
Long-term deferred tax liability, net	921,000	—

Total liabilities	125,309,000	131,454,000

Shareholders’ equity:
Common stock, $.001 par value, 36,000,000 shares authorized—shares issued and outstanding of 16,951,835 and 16,728,571	17,000	17,000
Paid-in capital	46,144,000	40,607,000
Retained earnings	65,094,000	64,068,000
Accumulated other comprehensive income	1,392,000	512,000

Total shareholders’ equity	112,647,000	105,204,000

	$237,956,000	$236,658,000

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WD-40 Company

Consolidated Condensed Statement of Cash Flows

(unaudited)

	Three months ended
	November 30, 2003	November 30, 2002
Cash flows from operating activities:
Net income	$4,390,000	$4,354,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	499,000	475,000
Loss (gain) on sale of equipment	(9,000)	9,000
Deferred income tax expense	1,119,000	1,175,000
Tax benefit from exercise of stock options	552,000	165,000
Equity earnings in joint venture in excess of distributions received	(82,000)	(199,000)
Changes in assets and liabilities:
Trade accounts receivable	9,713,000	13,061,000
Product held at contract packagers	410,000	(14,000)
Inventories	(205,000)	1,037,000
Other assets	(1,094,000)	658,000
Accounts payable and accrued expenses	(5,072,000)	(6,652,000)
Income taxes payable	(2,700,000)	(1,049,000)
Long-term deferred employee benefits	41,000	41,000

Net cash provided by operating activities	7,562,000	13,061,000

Cash flows from investing activities:
Capital expenditures	(858,000)	(354,000)
Acquisition of business, net of cash acquired	—	(6,000)
Proceeds from sale of equipment	16,000	54,000

Net cash used in investing activities	(842,000)	(306,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,985,000	2,162,000
Payments on line of credit, net	—	(299,000)
Dividends paid	(3,364,000)	(3,307,000)

Net cash provided by financing activities	1,621,000	(1,444,000)

Effect of exchange rate changes on cash and cash equivalents	264,000	(21,000)

Increase in cash and cash equivalents	8,605,000	11,290,000
Cash and cash equivalents at beginning of period	41,971,000	11,091,000

Cash and cash equivalents at end of period	$50,576,000	$22,381,000

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WD-40 Company

Consolidated Condensed Statement of Other Comprehensive Income

(Unaudited)

	Three Months Ended
	November 30, 2003	November 30, 2002
Net Income	$4,390,000	$4,354,000
Other comprehensive income (loss)
Foreign currency translation adjustments	880,000	23,000

Total comprehensive income	$5,270,000	$4,377,000